_______________________

QUINTESSENCE PHOTONICS CORPORATION

__________________

LOAN AGREEMENT
__________________

August 1, 2005

_______________________

4. Conversion of Loans	8

-i-

TABLE OF CONTENTS
(continued)

Schedule A	- Schedule of Secured Lenders

-ii-

TABLE OF CONTENTS
(continued)
Page
Schedule B	- Schedule of Exceptions
Exhibit A	- Form of Promissory Note
Exhibit B	- Form of Security Agreement
Exhibit C	- Form of Warrant
Exhibit D	- Risk Factors

-iii-

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is made as of the first day of August 2005, by and among QUINTESSENCE PHOTONICS CORPORATION, a Delaware corporation (the “Company”), and the persons and entities named on the Schedule of Lenders attached hereto as Schedule A (individually, a “Lender” and collectively, the “Lenders”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.  Loan.

1.1  Loan. Subject to the terms and conditions of this Agreement and pursuant to the promissory notes in the form attached hereto as Exhibit A (each a “Note” and collectively, the “Notes”), each Lender agrees, severally, to lend to the Company up to the principal amount set forth opposite such Lender’s name on Schedule A hereto (each a “Loan” and collectively, the “Loans”) up to an aggregate principal amount of $3,000,000 (the “Maximum Amount”).

1.2  Closing.

(a)  The Company may, in its discretion, have one or more closings (hereinafter referred to each as a “Closing”) to borrow funds under this Agreement at anytime, provided that the aggregate principal amount of all Loans borrowed under this Agreement does not exceed the Maximum Amount. Any such Closing of Loans shall take place at the offices of M.U.S.A Inc. doing business as DBA Money USA (“MUSA”), 11157 West Washington Blvd., Culver City, California 90232, at such time and place as the Company may determine.

(b)  At each Closing, (1) the Company shall deliver to each Lender a Note representing the principal amount of the Loan set forth opposite such Lender’s name on Schedule A hereto and each of the other items set forth in Section 8.1, and (2) each Lender shall cause to be delivered to the Company a wire transfer or check payable to the Company’s order in the principal amount of the Loan set forth opposite such Lender’s name on Schedule A hereto and each of the other items set forth in Section 8.2.

1.3  Security Agreement.

The Loans made to the Company by the Lenders and the indebtedness evidenced by the Notes shall be secured pursuant to the terms of a Security Agreement in substantially the form attached hereto as Exhibit B (the “Security Agreement”).

2.  Representations, Warranties, and Covenants of the Company. Except as set forth on the Schedule of Exceptions attached hereto as Schedule B, the Company hereby represents and warrants to each Lender that:

2.1  Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2  Authorization. All corporate actions on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Notes, the Warrants (as defined below) and the Security Agreement have been taken. This Agreement constitutes, and the Notes, Warrants and Security Agreement when executed and delivered in accordance with their terms will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) as limited by applicable federal or state securities laws.

2.3  Capitalization; Pre-emptive Rights.

(a)  Immediately prior to the Closing, the authorized capital stock of the Company consists of Fifty Million (50,000,000) shares of Common Stock, [Five Million Two Hundred Fifty Six Thousand One Hundred Fifty Six (5,256,156)] shares of which are issued and outstanding; Three Million Two Hundred Twenty Two Thousand Two Hundred Three (3,222,203) shares of Series A Preferred Stock, Three Million One Hundred Seventy Two Thousand Two Hundred Three (3,172,203) shares of which are issued and outstanding; Two Million Six Hundred Seventy Six Thousand Nine Hundred Twenty Two (2,676,922) shares of Series B Preferred Stock, Two Million Five Hundred Twenty Five Thousand Four Hundred Sixty Eight (2,525,468) shares of which are issued and outstanding; and Two Million (2,000,000) shares of Series C Preferred Stock, One Million Five Hundred Forty Seven Thousand Nine Hundred Fifty Seven (1,547,957) shares of which are issued and outstanding. All of the shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock outstanding immediately prior to the Closing (i) have been duly and validly authorized and issued, fully paid and non-assessable, (ii) have been issued in compliance with all preemptive rights, rights of first refusal or similar commitments, and (iii) have been issued in compliance with applicable state and federal securities laws.

(b)  Except (i) as set forth on Schedules 2.3(b) of the Schedule of Exceptions or in this Agreement, (ii) as may be granted pursuant to this Agreement, the Notes, the Warrants (as defined below), and the Second Amended and Restated Investors Rights Agreement, dated October 2004 (the “Second Amended IRA”), (iii) the conversion privileges of the Preferred Stock, (iv) warrants to acquire up to Two Million Four Hundred Thirty Seven Thousand Five Hundred (2,437,500) shares of Common Stock issued by the Company in connection with its issuance of senior secured promissory notes (the “Senior Notes”) under that certain Loan Agreement, dated May 21, 2004, by and among the Company and the holders identified therein (the “Senior Loan Agreement”), (v) warrants to acquire up to Three Hundred Twenty Four Thousand Nine Hundred Twenty Five (324,925) shares of Common Stock issued to finders in connection with the Company’s issuance of the Senior Notes, (vi) warrants to acquire up to Eight Hundred Forty Thousand (840,000) shares of Common Stock issued by the Company to certain holders of Senior Notes in connection with the restructuring of the terms of the Senior Notes, and (vii) outstanding options to purchase One Million Eight Hundred Ninety One Thousand Seven Hundred Fifty (1,891,750) shares of Common Stock granted pursuant to the Company’s 2001 Stock Option Plan (the “Option Plan”) and an additional Six Hundred Sixty Three Thousand Five Hundred Forty Five (663,545) shares of Common Stock reserved for issuance thereunder, there are no outstanding options, warrants, rights (including conversion or preemptive rights or rights of first refusal or similar commitments), proxy or stockholder agreements or any other agreements of any kind for the purchase or acquisition from the Company of any of its securities. No outstanding option, warrant or similar instrument or agreement provides for acceleration of vesting in the event of a merger, acquisition, change of control, sale of assets or other such event.

(c)  The issuance of the Notes (including the shares issuable upon conversion of the Notes) and the Warrants (including the shares issuable upon exercise of the Warrants and the shares issuable upon conversion of the shares issuable upon exercise of the Warrants) (collectively, the “Securities”) pursuant to the provisions of this Agreement will not violate any preemptive rights or rights of first refusal granted by the Company (except for such rights as may have been exercised or waived), and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders through no action of the Company; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed. The shares issuable upon conversion of the Notes and exercise of the Warrants shall, at the time of such issuance, be duly authorized, validly, fully paid and non-assessable.

2.4  Compliance with Laws and Other Instruments.

(a)  The Company is not, and to its knowledge will not be, in violation or default of (i) any term of its Third Amended and Restated Certificate of Incorporation (the “Restated Certificate”) or Bylaws of the Company or (ii) any judgment, decree, order or writ of any court, arbitrator or governmental or regulatory body against or binding upon the Company or upon the securities, properties or business of the Company. Except for such violations or defaults that would not materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company, the Company is not, and to its knowledge will not be, in violation of default of (i) any provision of any material mortgage, indenture, contract, agreement, lease, instrument or contract to which it is a party or to its knowledge by which it is bound or by which its business, assets or properties may be affected or secured or (ii) any applicable law, statute, rule, regulation, order or restriction of any government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties.

(b)  No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, the issuance of Notes and Warrants and the consummation and performance by the Company of the transactions contemplated hereby, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

2.5  No Breach. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, including the issuance and delivery of the Notes and Warrants, do not and will not (i) conflict with or result in a violation, breach or default of (A) any term of the Restated Certificate or Bylaws of the Company, (B) any provision of any material mortgage, indenture, contract, agreement, instrument or contract to which the Company is party or to its knowledge by which it is bound, (C) any judgment, decree, order or writ of any court, arbitrator or governmental or regulatory body against or binding upon the Company or upon the securities, properties or business of the Company, or (D) any applicable law, statute, rule, regulation, order or restriction of any government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, or (ii) other than as contemplated by the Security Agreement (as defined below), result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

2.6  Governmental Consents. Based in part upon the representations and warranties of the Lenders in Section 3 and on each Lender counterpart signature page, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except such post-closing filings as may be required under applicable federal and state securities laws, which will be timely filed within the applicable period therefor.

2.7  Litigation. There is no action, suit, proceeding or investigation (“Proceeding”) pending or, to the Company’s knowledge, currently threatened against the Company or currently threatened against any of its directors, officers or employees, that questions the validity of this Agreement, the Notes, Warrants or Security Agreement (collectively, the “Transaction Documents”), the right of the Company to execute and deliver any such documents, or to consummate the transactions contemplated thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, affairs or prospects of the Company, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for, or any facts or circumstances that could give rise to, any of the foregoing. The Company is not a party, nor is it subject to, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

2.8  Absence of Certain Changes. Except as set forth on Schedule 2.8 of the Schedule of Exceptions, since December 31, 2004, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and there has not been:

(a)  Any resignation or termination of any key officers of the Company;

(b)  Any damage, destruction or loss, whether or not covered by insurance, which has had or is reasonably expected to materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(c)  Any declaration, setting aside, or payment of any dividend or other distribution of the assets of the Company;

(d)  Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(e)  Any sale, assignment license (other than licenses to customers in the ordinary course of the Company’s business) or transfer of any of the Company’s Intellectual Property Rights (as defined below);

(f)  Any change in any material agreement or arrangements to which the Company is a party or by which it is bound which could reasonably be expected to materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company, including compensation agreements with the Company’s employees;

(g)  Any joint venture, partnership or other such contract or agreement;

(h)  Any Significant IP Contract (as defined below);

(i)  Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company or, to the Company’s knowledge, could reasonably be expected to materially and adversely affect the business, assets, liabilities, financial condition, operation or prospects of the Company; or

(j)  Any agreement or commitment by the Company to do any of the things described in this Section 2.8.

For purposes of this Agreement, “Intellectual Property Rights” means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered and unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium). For purposes of this Agreement, “Significant IP Contract” means any agreement or arrangement providing for (1) the exclusive licensing of all or any portion of the Company’s present or future core Intellectual Property Rights, (2) technology sharing, co-development or other such agreement or arrangement with respect to the Company’s present or future core Intellectual Property Rights, (3) non-competition, restrictive covenant or similar agreement or arrangement, (4) or right of first refusal or negotiation or similar agreement or arrangement with respect to the Company’s business, assets or core Intellectual Property Rights.

2.9  Tangible Assets and Equipment. The Company owns outright, leases, or otherwise has the right to use as required in its business, all of its tangible assets and equipment, and has good and marketable title to all such assets and equipment that are owned outright, free and clear of any liens or encumbrances, except for (a) statutory liens for the payment of current taxes that are not yet delinquent, and (b) encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the properties and assets of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and there exists no material default or other occurrence or condition that could result in termination of any of such leases.

2.10  Indebtedness. Except for transactions contemplated by this Agreement and the indebtedness, liabilities and other obligations of the Company due on the Senior Notes issued pursuant to Senior Loan Agreement, the Company is not a borrower or guarantor under any other loan instrument nor does the Company have any secured indebtedness for money borrowed or credit extended to them.

2.11  Liabilities. Schedule 2.11 of the Schedule of Exceptions sets forth a complete list of all of the Company’s Liabilities (as defined below) as of June 30, 2005. For purposes of this Section 2.11 only, “Liabilities” shall mean all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, except for (a) accounts payable, (b) taxes, (c) wages and (d) any other liabilities incurred in the ordinary course of business and do not individually exceed $100,000.

2.12  No Dissolution. The Company has not taken any corporate action, nor have any other steps been taken, either by the Company or by any third party, for the winding up, dissolution, administration, reorganization of the Company, or for the appointment of a receiver, liquidator, administrator or similar officer (in each case, including on a temporary basis) over any or all of the Company’s assets or revenues.

2.13  No Material Omissions or Misstatements. None of the representations or warranties of the Company contained in this Agreement (including any information disclosed in the Schedules hereto) or any of the Transaction Documents or any certificate made or delivered in connection herewith, is false or misleading in any material respect or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, contained herein or therein not misleading in any material respect, nor, to the Company’s knowledge, is there any material fact that has not been disclosed to the Lenders that would make such statements misleading or that would indicate that a material adverse effect on its business or properties is reasonably likely.

3.  Representations and Warranties of the Lenders. Each Lender represents and warrants that:

3.1  Authorization. Such Lender has full capacity, power and authority to enter into and perform this Agreement, and all actions necessary to authorize the execution, delivery and performance of this Agreement has been taken. This Agreement constitutes a valid and legally binding obligation of such Lender, enforceable in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights generally.

3.2  Purchase Entirely for Own Account. The Securities will be acquired for investment for such Lender’s own account and the account of such Lender’s Affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof (except to such Lender’s Affiliates), and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same except to such Lender’s Affiliates. By executing this Agreement, such Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations, to such person or to any third person, with respect to any of the Securities other than such contracts, undertakings, agreements or arrangements with such Lender’s Affiliates. For purposes of this Agreement, the term “Affiliate” shall have the meaning ascribed thereto under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”).

3.3  Receipt of Information. Such Lender believes it, he or she has received or has access to all the information necessary or appropriate for deciding whether to acquire the Securities. Such Lender further represents that such Lender has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. Such Lender also represents that such Lender has read and understands the risk factors attached hereto as Exhibit D.

3.4  Investment Experience. Such Lender is an investor in securities of companies in the development stage and acknowledges that such Lender is able to fend for itself, herself or himself, can bear the economic risk of its, his or her investment and has such knowledge and experience in financial or business matters that such Lender is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, such Lender also represents it has not been organized for the purpose of acquiring the Securities. Such Lender further represents that the information provided on Lender’s counterpart signature page is true and accurate.

3.5  Restricted Securities. Such Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In connection therewith, each lender represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.6  Legends. To the extent applicable, each certificate or other document evidencing any of the Securities shall be endorsed with the legends set forth below and such other legends as required by any investors’ rights agreement or similar agreement, and each Lender covenants that, except to the extent such restrictions are waived by the Company, such Lender shall not transfer the Securities represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

(a)  “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)  Any legends required by the laws of the State of California or other applicable state laws.

3.7  Accredited Investor. Each Lender (and the Affiliates of such Lender who acquire the Securities) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the Securities Act.

3.8  Waiver of Right of First Offer. To the extent the right of first offer under Section 3 of that certain Second Amended and Restated Investors Rights Agreement, dated October 2004, by and among the Company and the signatories thereto (the “ROFR”) is applicable to the transactions contemplated by this Agreement (including, without limitation, the issuance of the Securities), by executing this Agreement, each Lender agrees to waive, and does hereby waive, the application of the ROFR to the transactions contemplated by this Agreement (the “Waiver”). Each Lender covenants and agrees to execute and deliver such other documents or instruments as reasonably requested by the Company in order to carry out the Waiver.

3.9  Legal Counsel. Each Lender acknowledges that such Lender has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with such Lender’s own legal counsel. Each such Lender is relying solely on such Lender’s legal counsel and not on any statements or representations of the Company or any of the Company’s agents, including Morrison & Foerster LLP for legal advice with respect to the transactions contemplated by this Agreement.

3.10  Tax Advisors. Each Lender has reviewed with such Lender’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each such Lender is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Lender (and not the Company) shall be responsible for such Lender’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.  Conversion of Loans.

4.1 Optional Conversion. So long as a Lender’s Loan remains outstanding, the entire outstanding principal and accrued and unpaid interest on such Lender’s Loan may be converted (in the sole discretion of the Lender as set forth below) into shares of the Company’s Common Stock at any time upon the election of such Lender (an “Optional Conversion”). The rights, preferences and privileges of the Common Stock shall be as set forth in the Restated Certificate. The number of shares of Common Stock into which such Loan may be converted is determined by dividing the outstanding principal amount plus accrued and unpaid interest due on such Loan by the Common Stock Conversion Price. The initial Common Stock Conversion Price shall be $3.75, subject to adjustment in accordance with the terms and conditions of the Note.

5.  Warrants.

5.1  Sale of Warrants. The Company hereby agrees to sell to each Lender, and each Lender hereby agrees to purchase from the Company a warrant, in substantially the form attached hereto as Exhibit C (a “Warrant”), to purchase Twenty Five Thousand (25,000) shares of Common Stock for each $100,000 loaned to the Company.

5.2  Additional Warrants. The Company may issue Warrants to acquire up to an additional Two Hundred Fifty Thousand (250,000) shares of Common Stock to pay for costs, fees and expenses incurred by the Company in connection with the transactions contemplated by this Agreement.

6.  Covenants of Each Lender And Company.

6.1  Limitations on Transfer of Notes. Each Lender covenants and agrees not to transfer the Notes received pursuant to this Agreement, except to other holders of capital stock of the Company or Affiliates of such Lender. Each person to whom the Securities are transferred must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement.

6.2  Investors Rights’ Agreement. Upon exercise of the Warrants or upon conversion of the Loans, the Lenders shall be entitled to the piggy-back registration rights set forth under Section 1.3 of the Second Restated IRA (the “Piggy-back Registration Rights”), but shall not be entitled to any demand registration, Form S-3 registration, or information and board, preemptive or any other investor rights set forth under Second Restated IRA. The Piggy-back Registration Rights shall be subject to the applicable terms and conditions set forth under the Second Restated IRA, including, but not limited to, the market stand-off agreement provisions of Section 1.10 thereunder, which terms and conditions are incorporated herein by reference.

6.3  Reservation of Stock. The Company covenants that so long as any Notes and Warrants are outstanding, the Company will reserve from its authorized and unissued capital stock a sufficient number of shares to provide for the issuance of the Securities upon the conversion of the Notes and exercise of the Warrants and, from time to time, will take all steps necessary to amend its Restated Certificate to provide sufficient reserves of shares of common stock issuable upon the conversion of the Notes and exercise of the Warrants.

6.4  Designation of Collateral Agent. Each Lender irrevocably appoints and authorizes MUSA to act as its collateral agent (the “Collateral Agent”) under the Security Agreement, and authorizes the Collateral Agent to take such action on such Lender’s behalf and to exercise such powers under the Security Agreement and any other documents as are delegated to the Collateral Agent by the terms hereof and thereof, together with all such powers as are reasonably incidental thereto, and Collateral Agent hereby accepts such appointment.

6.5  Expenses. Each party shall pay all costs and expenses, including the payment of any finders’ fees or commissions, it incurs with respect to the Closing of the transaction contemplated by this Agreement.

6.6  Reserve Account. The Company shall set up and maintain a reserve account in the amount of 1% of Loans (the “Reserve Account”). The Reserve Account shall be maintained by MUSA or such other successor as the Collateral Agent and the Company shall mutually agree. The Reserve Account shall be used to pay the last payment of principal and accrued and unpaid interest on the Loans or in an Event of Default, to retain legal counsel for the Lenders.

6.7  Use of Proceeds. The Company may use the proceeds from the issuance of the Notes and Warrants for capital expenditures, working capital and general corporate purposes, repurchases of its capital stock and to repay debt, and up to 10% of the gross proceeds may be used to pay for costs, discounts and fees incurred by the Company in connection with the transactions contemplated hereby.

7.  Events of Default. Upon the occurrence of any of the following specified events (each an “Event of Default”), unless such Event of Default shall have been waived or cured prior to the exercise of the remedies set forth below:

7.1  Payments. Any default by the Company in the payment when due of any principal and unpaid accrued interest under any Note if such default is not cured by the Company within thirty (30) days after the holder of such Note has given the Company written notice of such default;

7.2  Representations and Warranties. Any representation or warranty made by the Company herein shall prove to have been incorrect in any material respect on or as of the date made and remains unremedied (to the extent capable of being remedied) for a period of thirty (30) days after any Lender provides the Company with written notice of such breach;

7.3  Institution of Bankruptcy Proceedings. The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

7.4  Continuation of Bankruptcy Proceedings. If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

7.5  Change of Control. The consummation of any transaction or series of related transactions that results in the holders of record of the Company’s capital stock immediately prior to the transaction or transactions holding less than fifty percent (50%) of the voting power of the Company immediately after the transaction or transactions, including the acquisition of the Company by another entity and any reorganization, merger, consolidation or share exchange, or which results in the sale of all or substantially all of the assets of the Company; provided, however, that a Change of Control shall not be deemed to occur if a Successor succeeds to the business of the Company. As used herein, “Successor” means (i) any entity that acquires all or substantially all of the assets or stock of the Company, or that results from the merger of, reorganization of, or consolidation with the Company, or otherwise succeeds to substantially all of the business of the Company, or (ii) in the case of a reverse merger in which the Company is the surviving entity, the Company; provided that the holders of record of the Company’s capital stock, in the aggregate, immediately prior to any of the foregoing transaction or series of related transactions shall possess at least 50% of the voting stock of such entity (or, in the case of a reverse merger, the Company) immediately after the transaction or transactions.

Then, and in any such event, and at any time thereafter, if any events shall be continuing, the Lenders holding at least 50% of the aggregate principal amount of the Notes then outstanding shall have the option to declare the principal amount of the Notes, and all accrued and unpaid interest thereon, to be immediately due and payable upon written notice to the Company.

8.  Conditions to Closing

8.1  Conditions Precedent to Obligations of Lenders. The obligations of each Lender hereunder at the Closing are subject to the fulfillment or written waiver on or prior to the Closing of the following conditions:

(a)  Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall in all material respects be true on and correct when made and as of the date of Closing, with the same effect as though such representations and warranties had been made on and as of the date of Closing (or the date to which it relates in the case of any representation or warranty which specifically relates to an earlier date).

(b)  Covenants. The Company shall have complied with all covenants, agreements and conditions contained in this Agreement required to be performed by the Company on or prior to the date of Closing.

(c)  No Proceedings. No Proceedings by or before any court, agency or other governmental body shall be have been asserted, instituted or threatened by any party to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

(d)  Security Agreement. The Security Agreement shall have been executed by the Company and delivered to the Lenders.

(e)  Notes. A Note in the principal amount set forth across from each Lenders’ name on Schedule A shall have been executed by the Company and delivered to such Lender.

(f)  Warrants. A Warrant shall have been executed by the Company and delivered to each Lender.

(g)  UCC-1. The Collateral Agent shall have received a completed financing statement on Form UCC-1 duly executed by Company, and such other instruments, acts, pledges, assignments and transfers, as may reasonably be requested by the Collateral Agent, to perfect and continue the Collateral Agent’s security interest in the assets and properties of the Company pursuant to the Security Agreement.

8.2  Conditions Precedent to Obligations of the Company. The obligations of the Company hereunder at the Closing are subject to the fulfillment or written waiver on or prior to the Closing of the following conditions:

(a)  Representations and Warranties. The representations and warranties of the Lenders contained in Section 3 shall in all material respects be true on and correct when made and as of the date of Closing, with the same effect as though such representations and warranties had been made on and as of the date of Closing (or the date to which it relates in the case of any representation or warranty which specifically relates to an earlier date).

(b)  Covenants. The Lenders shall have complied with all covenants, agreements and conditions contained in this Agreement required to be performed by the Lenders on or prior to the date of Closing.

(c)  No Proceedings. No Proceedings by or before any court, agency or other governmental body shall be have been asserted, instituted or threatened by any party to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

(d)  Security Agreement. The Security Agreement shall have been executed by the Lenders and delivered to the Company.

(e)  Deposit of Funds. Each Lender shall cause to be delivered to the Company a wire transfer or check payable to the Company’s order in the principal amount of the Loan set forth opposite such Lender’s name on Schedule A hereto.

(f)  Warrants. Each Lender shall have delivered to the Company (1) a counterpart signature to the Warrant(s) and (2) the purchase price for the Warrant(s) as set forth in Section 5.1.

9.  Miscellaneous.

9.1  Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities and any Successor of the Company). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2  Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, entered into and to be performed entirely within California.

9.3  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.4  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page or Schedule A hereof or at such other address as such party may designate by giving at least ten (10) days’ advance written notice to the other parties hereto.

9.6  Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

9.7  Amendment and Waiver. Any term of this Agreement or any of the Transaction Documents may be amended and the observance of any term of this Agreement or the Transaction Documents may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of not less than 50% in aggregate principal amount of the Notes then outstanding. Any waiver or amendment effected in accordance with this section shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.8  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first above written.

“COMPANY”	“LENDERS”

Quintessence Photonics Corporation	[Name]

By: __________________________	By: __________________________
Name: ________________________	Name: ________________________
Title: _________________________	Title: _________________________

SCHEDULE A

SCHEDULE OF SECURED LENDERS

Secured Lender	Principal Amount of Notes

A-1

SCHEDULE B

SCHEDULE OF EXCEPTIONS

EXHIBIT A
Form of Promissory Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

QUINTESSENCE PHOTONICS CORPORATION
(A Delaware Corporation)

Amount: $___________	Sylmar, California August 1, 2005

SECURED PROMISSORY NOTE

For value received, QUINTESSENCE PHOTONICS CORPORATION, a Delaware corporation (“Maker”), promises to pay _____________ (“Payee”) the principal sum of __________________________ ($___________) with monthly compounded interest on the outstanding principal amount at the rate of ten percent 10% per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full. This Promissory Note (the “Note”) is one of a series of Promissory Notes (the “Notes”) issued pursuant to a Loan Agreement (the “Loan Agreement”), dated as of August 1, 2005, among Maker and the lenders listed on Schedule A thereto (the “Lenders”) and is subject to the terms and conditions of the Loan Agreement.

1.  Payment. Subject to Paragraphs 2 and 4 below and unless otherwise extended by the consent of the Maker and Lenders holding a majority of the aggregate principal amount of the Notes then outstanding, the outstanding principal amount and accrued and unpaid interest shall be payable as follows: (i) in twenty four (24) equal monthly interest-only installments commencing September 1, 2005 and ending August 1, 2007, and (ii)  the remaining outstanding principal amount and accrued and unpaid interest being payable in twelve (12) equal monthly installments commencing on September 1, 2007 and ending August 1, 2008 (as such date may be extended per the terms hereof, the “Maturity Date”). All payments of interest and principal shall be in lawful money of the United States of America at the principal office of Maker, or at such other place Payee may from time to time designate in writing to Maker. The Maker may at any time, without penalty, upon at least thirty (30) days advance written notice to the Payee, prepay in whole or in part the unpaid principal sum of this Note, plus any unpaid accrued interest under this Note. All payments will first be applied to the repayment of accrued interest until all then outstanding accrued interest has been paid, and then shall be applied to the repayment of principal.

2

The Maker agrees that if for any reason it fails to pay any amount due at the Maturity Date or upon the occurrence of an Event of Default, within five (5) business days after such date, the Payee shall be entitled to damages for the detriment caused thereby, the extent of which damages are extremely difficult and impractical to ascertain. The Maker therefore agrees to pay default interest on such delinquent amount at a per annum rate equal to the prime rate (as published in the Wall Street Journal on the date of such Event of Default) plus 2%, payable quarterly. Acceptance of such default interest by the Payee shall in no event constitute a waiver of the Maker’s default with respect to such overdue amount nor prevent the Payee from exercising any of the other rights and remedies granted hereunder. Acceptance by the Payee of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to declare a default as herein provided for any failure to so pay. Notwithstanding the foregoing, if all sums due and owning are paid the Maker shall not have the right to foreclose or exercise its remedies.

2.  Security Agreement. This Note and the indebtedness evidenced hereby is secured pursuant to the terms of that certain Security Agreement, dated as of August 1, 2005 (the “Security Agreement”) among the Maker, the Lenders, and M.U.S.A. Inc. doing business as DBA Money USA, as collateral agent for the secured parties identified therein (in such capacity, the “Collateral Agent”). Collateral Agent, on behalf of the Lenders, is entitled to the rights and remedies set forth in the Security Agreement. The indebtedness evidenced by the Notes shall be paid by the Maker pari passu pursuant to the terms hereof and thereof.

3.  Optional Conversion. So long as a Payee’s Note remains outstanding, the entire outstanding principal and accrued and unpaid interest on such Payee’s Note may be converted (in the sole discretion of the Payee as set forth below) into shares of the Maker’s Common Stock (the “Common Stock”) at any time upon the election of such Payee (an “Optional Conversion”). The rights, preferences and privileges of the Common Stock shall be as set forth in the Maker’s Third Amended and Restated Certificate of Incorporation. The number of shares of Common Stock into which such Note may be converted is determined by dividing the outstanding principal amount plus accrued and unpaid interest due on such Note by the Common Stock Conversion Price. The initial Common Stock Conversion Price shall be $3.75, as adjusted for any stock split or dividends.

In the event the Company or its Successor (as defined below), at any time, from time to time, after the date of issuance of this Note and prior to the payment in full of this Note or within twelve months after the effective date of the Optional Conversion, as applicable, shall issue and sell shares of its equity securities (an “Equity Financing”), in one or a series of transactions, to investors for aggregate proceeds to the Maker of not less than One Million Dollars ($1,000,000) at a price less than $3.75 per share, as adjusted for stock splits and stock dividends, the initial Common Stock Conversion Price shall be decreased to equal the lowest per share price received by the Company in the Equity Financing. Notwithstanding the foregoing, in no event shall the Common Stock Conversion Price be less than $0.90 per share as adjusted.

As used herein, “Successor” means (i) any entity that acquires all or substantially all of the assets or stock of the Maker, or that results from the merger of, reorganization of, or consolidation with the Maker, or otherwise succeeds to substantially all of the business of the Maker, or (ii) in the case of a reverse merger in which the Maker is the surviving entity, the Maker; provided that the holders of record of the Maker’s capital stock, in the aggregate, immediately prior to any of the foregoing transaction or series of related transactions shall possess at least 50% of the voting stock of such entity (or, in the case of a reverse merger, the Maker) immediately after the transaction or transactions.

3

4.  Optional Extension. Payee has a one-time option (an “Extension Option”) to extend the term of this Note in accordance with the provisions of this Section 4. Payee may exercise the Extension Option by giving written notice (the “Extension Notice”) to Maker at any time after the date hereof and prior to the payment in full of this Note or the effective date of the Optional Conversion, as applicable. The Extension Notice shall specify the effective date (the “Effective Date”) of the extended term (the “Extended Term”); provided that the Effective Date shall not be less than fifteen (15) nor more than thirty (30) after the date of the Extension Notice. The Extended Term shall commence on the Effective Date and expire three (3) years after the Effective Date. Upon Payee’s exercise of the Extension Option, the remaining outstanding principal amount and accrued and unpaid interest due on this Note as of the Effective Date shall be payable as follows: (i) in twenty four (24) equal monthly interest-only installments commencing on the first monthly anniversary of the Effective Date, and (ii)  the remaining outstanding principal amount and accrued and unpaid interest being payable in twelve (12) equal monthly installments commencing on the first monthly anniversary after the date of the last interest-only installment payable pursuant to the preceding clause (i).

If Payee exercises the Extension Option, or if Maker prepays the Notes prior to July 31, 2006, then Maker shall issue to Payee warrants to acquire an additional Twenty Six Thousand Six Hundred and Sixty Six (26,666) shares of Common Stock for each $100,000 loaned to Maker. Such warrants shall be in the form, and subject to the same terms and conditions, of the warrants, dated of even date, issued in connection with this Note, except that the expiration date of such warrants shall be 5:00 p.m. Pacific time on August 1, 2015.

5.  Transferability. This Note is nontransferable, except to other holders of the capital stock of Maker or affiliates (as that term is defined in Rule 405 of Securities Act of 1933, as amended) of the Payee. Subject to the foregoing, this Note may be transferred only in compliance with the provisions of the Loan Agreement, applicable federal and state securities laws and only upon surrender of this original Note to the Maker for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Maker. Thereupon, a new promissory note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of the Note. The Payee agrees to provide a form W-9 to the Maker on request.

6.  Waiver. Maker waives presentment, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note.

7.  Amendment. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Maker and the holders of not less than 50% in the aggregate principal amount of the Notes then outstanding.

4

8.  Assignment. This Note shall inure to the benefit of and bind the successors, permitted assigns, heirs, executors, and administrators of the parties hereto, including any Successor to the Maker.

9.  Events of Default. In case an Event of Default (as defined in the Loan Agreement) shall occur and be continuing, the principal and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Loan Agreement.

10.  Savings Clause. Maker and the Payee intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note, then it is the Maker’s and the Payee’s express intention that the Maker not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this paragraph shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Payee to the Maker), and the provisions hereof shall be immediately reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note. Any such crediting or refund shall not cure or waive any default by the Maker under this Note. The term “applicable law” as used in this Note shall mean the laws of the State of California as such laws now exist or may be changed or amended or come into effect in the future.

11.  Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be addressed to the Payee at the last address furnished to the Maker by the Payee in writing or, in the case of the Maker, at the principal offices of the Maker, or at such other address as any party or the Maker may designate by giving at least ten (10) days’ advance written notice to all other parties.

12.  Loan Agreement. This Note incorporates by reference all the terms of the Loan Agreement.

13.  Governing Law. This Note is made in accordance with and shall be construed under the laws of the State of California, other than the conflicts of law principles thereof.

[SIGNATURE PAGE FOLLOWS]

5

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed as of the date first set forth above.

MAKER

QUINTESSENCE PHOTONICS CORPORATION

By: Name:
Title:

[SIGNATURE PAGE TO PROMISSORY NOTE]

6